Exhibit 32.1

CERTIFICATION

Under 18 U.S.C. section 1350, adopted by section 906 of the Sarbanes–Oxley Act of 2002, in connection with the attached periodic report, the undersigned each certify that (i) the periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: August 14, 2015

/s/ Stephen J. Sather
Stephen J. Sather
President and Chief Executive Officer

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer